Exhibit 107.1

Calculation of Filing Fee Table

Form S-8

(Form Type)

Primo Brands Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered Securities

Plan	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share(9)	Maximum Aggregate Offering Price	Fee R ate	Amount of Registration Fee

Primo Brands Corporation Equity Incentive Plan	Equity	Class A common stock, par value $0.01 per share	Rule 457(c) and Rule 457(h)	95,000,000(2)	$25.44	$2,416,800,000	0.00015310	$370,012.08

Legacy Primo Water Corporation A&R Equity Incentive Plan	Equity [options]	Class A common stock, par value $0.01 per share	Rule 457(c) and Rule 457(h)	849,170(3)	$13.68	$11,616,646	0.00015310	$1,778.51

Legacy Primo Water Corporation A&R Equity Incentive Plan	Equity	Class A common stock, par value $0.01 per share	Rule 457(c) and Rule 457(h)	5,308(4)	$25.44	$135,036	0.00015310	$20.67

Legacy Primo Water Corporation 2018 Equity Incentive Plan	Equity [options]	Class A common stock, par value $0.01 per share	Rule 457(c) and Rule 457(h)	345,707(5)	$15.84	$5,475,999	0.00015310	$838.38

Legacy Primo Water Corporation 2018 Equity Incentive Plan	Equity	Class A common stock, par value $0.01 per share	Rule 457(c) and Rule 457(h)	3,094,064(6)	$25.44	$78,712,989	0.00015310	$12,050.96

Restricted Stock Unit Award (Inducement Grant), dated January 2, 2024, issued to Robbert Rietbroek	Equity	Class A common stock, par value $0.01 per share	Rule 457(c) and Rule 457(h)	232,558(7)	$25.44	$5,916,276	0.00015310	$905.78

Primo Brands Corporation Employee Share Purchase Plan	Equity	Class A common stock, par value $0.01 per share	Rule 457(c) and Rule 457(h)	19,000,000(8)	$25.44	$483,360,000	0.00015310	$74,002.42

Primo Water Deferred Compensation Program	Other	Deferred Compensation Obligations	Rule 457(h)	$5,000,000	100%	$5,000,000	0.00015310	$765.50

	Total Offering Amounts							$460,375

	Total Fee Offsets

	Net Fee Due							$460,375

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares of Class A common stock, par value $0.01 per share (the “Class A common stock”), of Primo Brands Corporation (the “Registrant”) that become issuable by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of Class A common stock.

(2)	Represents 95,000,000 shares of Class A common stock available for future issuance under the Primo Brands Corporation Equity Incentive Plan (the “2024 Plan”).
(3)	Represents 849,170 shares of Class A common stock issuable upon the exercise of options outstanding under the Legacy Primo Water Corporation Equity Incentive Plan.
(4)	Represents 5,308 shares of Class A common stock issuable upon vesting of restricted stock unit awards outstanding under the Legacy Primo Water Corporation Equity Incentive Plan.
(5)	Represents 345,707 shares of Class A common stock issuable upon the exercise of options outstanding under the Legacy Primo Water Corporation 2018 Equity Incentive Plan.
(6)	Represents 3,094,064 shares of Class A common stock issuable upon vesting of restricted stock unit awards outstanding under the Legacy Primo Water Corporation 2018 Equity Incentive Plan.
(7)	Represents 232,558 shares of Class A common stock issuable upon the vesting of the Restricted Stock Unt Award (Inducement Grant), dated January 2, 2024, issued to Robbert Rietbroek.
(8)	Represents 19,000,000 shares of Class A common stock reserved for future issuance under the Primo Brands Corporation Employee Share Purchase Plan.
(9)

Pursuant to Rule 457(c) and 457(h)(1) of the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the amount of the registration fee and are based on the average of the $25.94 (high) and $24.95 (low) sale price of Primo Water Corporation’s common shares as reported on the New York Stock Exchange on November 6, 2024, which date is within five business days prior to filing this Registration Statement. See footnote (10) below.

(10)

Calculated solely for the purposes of computing the amount of the registration fee as follows: (i) with respect to the shares of Class A common stock issuable under the options being assumed, under Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options and (ii) with respect to shares issuable under restricted stock units being assumed, under Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of shares of the Registrant’s Class A common stock as reported on the New York Stock Exchange on November 6, 2024.